Exhibit 23.1

We consent to the reference to our firm under the caption “Experts” in Amendment No. 3 to the Registration Statement on Form F-1 (No. 333-275503) and the related Prospectus of Vision

Marine Technologies Inc. (the “Company”) for the registration of its common stock and to the inclusion therein of our report dated November 27, 2023 with respect to the consolidated financial statements of the Company as of August 31, 2023 and 2022 and for the three years in the period ended August 31, 2023.

/s/ Ernst & Young LLP

Montreal, Canada
December 4, 2023